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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


                                                State or Other Jurisdiction
    Name                                              of Organization
   ------                                      ------------------------------

    Angeion Europe Ltd.                         England/Whales

    Angeion GmbH                                Germany

    Medical Graphics Corporation                Minnesota

    Medical Graphics GmbH                       Germany

    Medical Graphics FSC, Inc.                  U. S. Virgin Islands
